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                                 EXHIBIT (10)(b)

                         OPINION AND CONSENT OF ACTUARY



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           [Transamerica Occidental Life Insurance Company Letterhead]

April 2, 2003

Transamerica Occidental Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa  52499-0001

Re:      Separate Account VA-2L
         Registration on Form N-4   SEC File No. 33-49998

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under the Dreyfus/Transamerica Triple Advantage Variable Annuity contracts are those deemed necessary to appropriately reflect:

(1) the expenses incurred in the acquisition and distribution of the Contracts,

(2) the expenses associated with the development and servicing of the contracts,

(3) the assumption of certain risks arising from the operation and management of the contracts and/or riders to the policy and that provides for a reasonable margin of profit.

Fees and charges assessed against the policy values in the variable account include:

(i)      Service Charge and Administrative Charge

(ii)     Mortality and Expense Risk Fee (M&E)

(iii)    Taxes (including premium and other taxes if applicable)

(iv)     Surrender Charge

(v)      Any applicable rider fees or charges

The magnitude of each of the individual charges listed above in (i) through (v) is established in the pricing of the Dreyfus/Transamerica Triple Advantage Variable Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable annuity products.

Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or


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Transamerica Occidental Life Insurance Company
April 2, 2003
Page 2

systems development expenses) are incurred "up front" and recovered, with a reasonable profit margin, through future years' charges. In addition, the company cannot increase certain charges under the Contracts in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the contract in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.

/s/ Tim Bennett
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Tim Bennett, ASA, MAAA
Assistant Actuary
Transamerica Occidental Life Insurance Company